UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009

VERICHIP CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 . Entry into a Material Definitive Agreement.

On September 21, 2009, VeriChip Corporation, a Delaware corporation (the “Company”), entered into a License Agreement with Receptors LLC, a Minnesota corporation (“Receptors”), to obtain an exclusive license to use certain intellectual property of Receptors for internal research, internal development and quality control purposes and to make, sell, offer to sell, import and export tangible products covered by patents and patent applications (the “Licensed Products”) owned by Receptors, including Patent No. 7,504,364 titled “Methods of Making Arrays and Artificial Receptors” and Patent No. 7,469,076 “Sensors Employing Combinatorial Artificial Receptors,” in their application to the development of the virus triage detection system for the detection and identification of the influenza virus, including, but not limited to the H1N1 virus.

On September 21, 2009, in connection with the License Agreement, the Company and Receptors entered into a Development/Master Agreement pursuant to which the Company will engage the services of Receptors to develop a sensing system for the detection and identification of the influenza virus, including, but not limited to the H1N1 virus. Under the Development/Master Agreement, Receptors will provide the Company with a proof-of-principal report and demonstration of the sensing system by January 31, 2010 (Phase I) and a prototype of the sensing system built on the proof-of-principal report, including influenza sub-type identification by on or about September 30, 2010 (Phase II). The Company will issue 200,000 restricted shares of Company common stock and $100,000 in cash as payment under Phase I of the Development/Master Agreement. If the Company, at its sole discretion, decides to fund Phase II of this development, it may be financially obligated to fund approximately $600,000 for the cost of that development and continuation of the exclusive license.

The Company must pay Receptors royalties of fifty percent (50%) of the net sales of the Licensed Products used in the detection and sub-type identification of the influenza virus employing Receptors’ proprietary artificial receptor technology or methods, synthetic competitor agent technology or methods, or sensing system technology or methods, worldwide. The Company must also pay Receptors fifty percent (50%) of any revenue received from the sale of the Licensed Products, other than for sales described in the immediately preceding sentence.

On September 21, 2009, the Company issued a press release announcing the transactions described herein, which press release is furnished as Exhibit 99.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of VeriChip Corporation dated September 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: September 24, 2009

/s/ William J. Caragol
William J. Caragol
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of VeriChip Corporation dated September 21, 2009